SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: February 14, 2007 (Date of earliest event reported)
Commission File No.: 0-25969
RADIO ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-1166660 (I.R.S. Employer Identification No.)
5900 Princess Garden Parkway,
7th Floor
Lanham, Maryland 20706
(Address of principal executive offices)
(301) 306-1111
Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Complete Interim Review.
Radio One, Inc. (the “Company”) today announced that, in connection with the preparation of its financial statements for the year ended December 31, 2006, it is reviewing its historical stock option granting practices from May 5, 1999 (the date of the Company’s initial public offering) to date. The Company is being assisted in its review of certain historical stock option grants by outside counsel.
Based on the review conducted to date, management has preliminarily concluded that, pursuant to the requirements of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”), the correct measurement dates for certain stock option grants made by the Company during the period 1999 to 2005 differ from the measurement dates previously used to account for such option grants. In light of these preliminary findings, management and the Company’s audit committee anticipate that the Company will be required to restate its historical financial statements to record additional non-cash stock-based compensation expense with respect to those stock option grants over the vesting periods of the options. The Company’s review is not yet complete, and management has not reached a final conclusion regarding the full extent of the accounting errors associated with its historical stock option granting practices or the full amount of the additional non-cash stock-based compensation expense that the Company will be required to recognize; however, management and the audit committee currently believe that the amount of such additional non-cash expense will be material to operating results for years 1999 through 2003. In addition, management and the audit committee have also determined that additional non-cash stock-based compensation expense should have been recorded in accordance with APB 25 in 2004 and 2005, although the amount of such non-cash stock-based compensation expense is not currently expected to be material to operating results for either of these years. The Company does not currently expect any adjustments to stock-based compensation expense recorded in 2006 in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment.” The Company does not expect that the restatement will have an impact on its previously reported revenues, cash flows or total stockholders’ equity.
As a result of the preliminary findings, on February 14, 2007, the Company’s audit committee concluded, and the Company’s full board of directors concurred with the conclusion, that the Company’s financial statements and the related reports or interim reviews of its independent registered public accounting firm, and all earnings press releases and similar communications issued by the Company for fiscal periods commencing on or after January 1, 1999, should no longer be relied upon.
The Company has not yet determined the tax consequences that may result from these matters or whether tax consequences will give rise to monetary liabilities which may have to be satisfied in any future period. The impact of this matter on the Company’s internal control over financial reporting and disclosure controls and procedures is also being evaluated by the Company. The full impact of the restatement will be set forth in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2006. The Company’s management has discussed the matters described in this report with Ernst & Young, its independent registered public accounting firm.
A copy of the press release is attached as Exhibit 99.1.

ITEM 9.01.	Financial Statements and Exhibits.
(c) Exhibits

Exhibit Number	Description
99.1	Press release dated February 21, 2007: Radio One, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADIO ONE, INC.
/s/ Scott R. Royster
February 21, 2007	Scott R. Royster
Executive Vice President and Chief Financial Officer (Principal Accounting Officer)